UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2010

______________________________

KBR, INC.

(Exact name of registrant as specified in its charter)

                                                                           Delaware                              1-33146                             20-4536774
                                                             (State or other jurisdiction      (Commission File Number)           (IRS Employer
                                                                         of incorporation)                                                             Identification No.)

601 Jefferson Street
Suite 3400

Houston, Texas 77002
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 753-3011

______________________________

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.     Other Events.

On February 19, 2010, KBR, Inc. was notified by the U.S. Army’s LogCAP Program Award Fee Government Determining Official that KBR will not receive any award fees for Task Orders 139 and 151 for the period January 1, 2008 through April 30, 2008. The Determining Official for the Award Fee Board has discretion in the matters considered in determining an award fee, and in the current notice the official indicated that he had based his decision on information from sources that were different from our past experiences with award fee determinations, which have been historically based on monthly performance evaluations prepared by our customers in the field of operations. KBR had accrued award fees for the period January 1, 2008 to April 30, 2008 of approximately $20 million. KBR has additional accrued award fees in the amount of approximately $112 million for the period May 1, 2008 to December 31, 2009. In light of the reasoning used by the Award Fee Government Determining Official in denying KBR any award fees for Task Orders 139 and 151for the period January 1, 2008 through April 30, 2008, we have determined that, as a result of the action by the Determining Official, we can no longer rely on the customer’s monthly evaluations of our performance as a basis to estimate and accrue award fees under U.S. Generally Accepted Accounting Principles as we have in the past. Consequently, as of December 31, 2009 we have written off the full amount of the remaining accrued award fees of $112 million through December 31, 2009. The aggregate of these two write offs will reduce our after tax net income by approximately $80 million, or $0.50 of earnings per share for 2009. In addition, we previously announced that we expected our fiscal year 2010 earnings per diluted share from continuing operations to be in the range of $1.60 to $1.80. With the reduction in the accruals for LogCAP III award fees, we expect the lower end of our guidance for our fiscal year 2010 earnings per diluted share from continuing operations to be reduced by up to $0.10, reflecting the effect of no recovery of award fees for the period May 1, 2008 through December 31, 2009.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: February 23, 2010	By:	/s/ Jeffrey B. King
Jeffrey B. King Vice President, Public Law